Exhibit 10.3
CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT Between MAGNETECH INDUSTRIAL SERVICES, INC. and THE PURCHASER(S) LISTED ON SCHEDULE 1 HERETO February __, 2004

THIS CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February __, 2004, between Magnetech Industrial Services, Inc, a corporation organized and existing under the laws of the State of Indiana (the “Company”), and the purchaser listed on Schedule 1 hereto (the “Purchaser”).
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company [ ] shares of the Company’s Series A Convertible Redeemable Preferred Stock, (the “Series A Preferred Stock”), with a Stated Value of one dollar ($1) per share, which is part of a sale of Series A Preferred Stock with an aggregate Stated Value of seven hundred and fifty thousand dollars ($750,000).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

SECTION I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Articles of Amendment” means the Amendment of the Company’s Articles of Incorporation that authorizes the Series A Preferred Stock annexed as Exhibit A hereto.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.
“Change of Control” means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting securities of the Company.
“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).
“Common Stock” means shares now or hereafter authorized of the class of common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Company” shall have the meaning set forth in the introductory paragraph.

“Control Person” shall have the meaning set forth in Section 4.7 (a) hereof.

“Conversion Date” shall have the meaning set forth in the Articles of Amendment.

“Conversion Price” shall have the meaning set forth in the Articles of Amendment.
“Default” means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosure Documents” means the documents and materials set forth on Schedule 1.1 hereto provided to the Purchaser and/or its representatives in connection with the Company and this offering.

“Event of Default” shall have the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” shall have the meaning set forth in Section 4.7(b) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 4.7(b) hereof.
“Losses” shall have the meaning set forth in Section 4.7(a) hereof.

“Material” shall mean having a financial consequence in excess of $25,000.

“Material Adverse Effect” shall have the meaning set forth in Section 3.1(a).
“NEWCO” shall mean the to-be-formed parent entity of the Company.
“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall have the meaning set forth in Section 2.1(b).

“Purchaser” shall have the meaning set forth in the introductory paragraph.

“Redemption Price” shall mean an amount equal to the Stated Value of the Shares outstanding that are subject to redemption.
“Reporting Issuer” means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

“Required Approvals” shall have the meaning set forth in Section 3.1(f).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall have the meaning set forth in the recital.

“Shares” shall have the meaning set forth in Section 2.1(a).

“Stated Value” means the sum of One dollar ($1) per Share or seven hundred and fifty thousand dollars ($750,000) for all of the Shares.

“Subsidiaries” shall have the meaning set forth in Section 3.1(a).

“Transaction Documents” means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

SECTION II

PURCHASE AND SALE OF CONVERTIBLE PREFERRED SHARES

2.1 Purchase and Sale; Purchase Price.

(a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase [ ] shares of the Company’s Series A Preferred Stock (the “Shares”). The Series A Preferred Stock shall have the respective rights, preferences and privileges as set forth in the Articles of Amendment to be filed by the Company with the Secretary of State of Indiana prior to the Closing Date.

(b) The purchase price for each Share shall be One Dollar ($1) (the “Per Share Consideration”). The Per Share Consideration multiplied by the number of Shares to be purchased by the Purchaser is referred to as the “Purchase Price.”

2.2 Execution and Delivery of Documents; The Closing.

(a) The Closing of the purchase and sale of the Shares (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement (the “Closing Date”). On the Closing Date,

(i) the Company shall execute and deliver to the Purchaser the certificates representing the Shares, which Shares shall have the respective rights, preferences and privileges as set forth in the Articles of Amendment annexed as Exhibit A hereto; and

(ii) the Purchaser shall deliver to the Company the Purchase Price, payable in cash or other immediately available funds, for the Shares.

SECTION III

REPRESENTATIONS AND WARRANTIES

3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date of this Agreement, all of which shall survive the Closing:

(a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Indiana, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on Schedule 3.1(a) attached hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries is a corporation or limited liability company, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the

Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on Schedule 3.1(c). No shares of the Series A Preferred Stock have been issued as of the date hereof. No shares of Common Stock or any other class of the Company’s securities are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement.

(d) Issuance of Securities. The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company covenants that it will cause NEWCO at the time of its incorporation to reserve out of its authorized and unissued common stock solely for the purpose of issuance upon conversion of Series A Preferred Stock as provided in the Articles of Amendment, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Stock, such number of shares of NEWCO common stock as shall be issuable upon the conversion of the aggregate Stated Value of all outstanding Series A Preferred Stock. When issued in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable. The Company has no equity or equity equivalent security outstanding that is convertible into shares of common stock of NEWCO.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clauses (ii) or (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority, the result of which would, individually or in the aggregate, have a Material Adverse Effect.

(f) Consents and Approvals. Except as specifically set forth in Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent,

waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person, in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for the filing of the Articles of Amendment with respect to the Series A Preferred Stock, which filing will be made with the Secretary of State of the State of Indiana prior to the Closing Date (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 3.1(f), the “Required Approvals”).

(g) Litigation; Proceedings. Except as specifically disclosed in Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

(h) No Default or Violation. Except as set forth in Schedule 3.1(h) hereto, neither the Company nor any Subsidiary (i) is in default under or in vio-lation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regu-lation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agree-ment, (y) have a Material Adverse Effect, or (z) adversely impair the Company’s ability or obligation to perform fully on a timely basis its obligations under this Agreement.

(i) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j) Non-Registered Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Authority. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and to otherwise carry out his obligations hereunder and thereunder. The execution and delivery of this Agreement and the acquisition of the Shares by the Purchaser (i) have been duly authorized by all necessary action on the part of the Purchaser, and (ii) in cases where Purchaser is not an individual, such execution, delivery and acquisition will not violate the provisions of the organizational documents of Purchaser or any agreement, obligation, law, rule, regulation or order to which Purchaser is a party or by which it is bound. If Purchaser is an individual, the Purchaser represents that he is at least twenty-one (21) years of age and has the legal capacity to enter into this Agreement, the address set forth Schedule 1 is Purchaser’s true and correct principal residence, and Purchaser has no present intention of relocating such principal residence to any other state or jurisdiction. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

(b) Investment Intent. The Purchaser (i) is acquiring the Shares to be purchased hereunder, and will acquire the Shares for his own account for investment purposes only and not with a view to or for distributing or reselling such Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to a registration under federal and applicable state securities laws, or an exemption therefrom based on an opinion of legal counsel acceptable to the Company that an exemption is available; and (ii) has not attempted to sell or offered for sale any of the Shares. The Purchaser is not purchasing the Shares with the funds of any other Person nor acting as an underwriter or a conduit for the sale of the Shares to the public or to others. The Purchaser is not a member of the National Association of Securities Dealers, Inc. (“NASD”) and for a period of 12 months prior to the date of this Agreement, has not been affiliated or associated with any company, firm, or other entity that is a member of the NASD.

(c) Experience of Purchaser. The Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares to be acquired by Purchaser hereunder, and has obtained, in his or her own judgment, sufficient information from the Company to evaluate such merits and risks. The Purchaser is knowledgeable about and experienced in investments in the equity securities of non-publicly traded companies. The Purchaser represents that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act.

(d) Ability of Purchaser to Bear Risk of Investment. The Purchaser understands that there is no assurance as to the viability or future performance of the Company. The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the potential loss of investment. The Purchaser understands that no market for the Shares exists and none may develop in the future. The Purchaser is able to bear the economic risk of an investment in the Shares to be acquired by him or her hereunder and, at the pre-sent time, is able to afford a complete loss of such investment. The commitment of the Purchaser to investments which are not readily marketable or transferable is not disproportionate to the net worth of the Purchaser, and investment in the Shares will not cause such commitment to become excessive. The Purchaser has no need for liquidity with respect to the Shares.

(e) Access to Information. The Purchaser acknowledges that he has been afforded (i) the opportunity to ask such questions as Purchaser has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares offered hereunder; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable Purchaser to evaluate an investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that Purchaser has received about the Company. The Purchaser represents that all of his questions concerning the Company and the Shares have been answered to his full satisfaction.

(f) Investment Decision. Except for the Disclosure Documents, the Purchaser has not received or relied on any representation or warranty from the Company or any of its officers, directors, employees, agents, attorneys or other representatives (including, but not limited to, any representations or warranties from Strasbourger Pearson Tulcin Wolff Inc.) in respect of Purchaser’s investment in the Shares, and has relied upon his own investigation in evaluating the risks and merits of making a decision to purchase the Shares. The Purchaser has had the opportunity to discuss the consequences of his investment decision with his legal and tax advisors. Without limiting the generality of the foregoing, and notwithstanding any other representation or warranty made by the Company, Purchaser acknowledges that the Company has not made any representation or warranty with respect to any projections, estimates, or budgets of future revenues, expenses, or expenditures or future results of operations.

(g) Transferability of Shares. Purchaser acknowledges that the transferability of the Shares is severely limited and that the Purchaser must continue to bear the economic risk of this investment for an indefinite period as these Securities have not been registered under the Securities Act of 1933, as amended, or any state securities law in reliance on an exemption therefrom for transactions not involving a public offering and, therefore, cannot be offered or sold without an effective registration statement for such Shares under the Securities Act of 1933, as amended, and applicable state securities laws or an opinion of counsel for the Corporation that registration is not required under the Securities Act of 1933, as amended, and applicable state securities laws. Further, the Purchaser acknowledges that the Purchaser has no right to compel registration and the Company has no intention of registering the Securities or to take the action required to make Rule 144 under the Securities Act of 1933, as amended, available for resale of the Shares.

(h) Legend on Shares. The Purchaser acknowledges that a restrictive legend will be placed on the certificate for the Shares, substantially in the following form:

“The shares represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or the securities law of any state. These shares may not be sold or offered for sale unless they have first been so registered or unless the Company receives a written opinion from legal counsel acceptable to the Company that such registration is not required.”

(i) Reliance. The Purchaser understands and acknowledges that (i) the Shares being offered and sold to Purchaser hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Rule 506 of Regulation D and without registration under the securities laws of any states, and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the representations made by Purchaser in this Agreement as well as any additional information that Purchaser has furnished regarding his or her own financial position, business experience or any matters, and such Purchaser hereby consents to such reliance.

The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

SECTION IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Manner of Offering. The Shares are being issued pursuant to Rule 506 of Regulation D of the Securities Act.

4.2 Notice of Certain Events. The Company shall, on a continuing basis prior to Closing, advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of  any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

4.3 Modification to Disclosure Documents. If any event shall occur prior to Closing as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time such Disclosure Documents were delivered to the Purchaser, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such document in form and substance reasonably satisfactory to both the Purchaser and Company so that, as so amended or supplemented, each such document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Purchaser, not misleading.

4.4 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the exemption from registration of the Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request; provided, however, that neither the Company nor its

Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified. The Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Company to qualify for an exemption from registration of the Shares and sell the Shares to the Purchasers.

4.5 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser.

4.6 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares by means of any form of general solicitation or advertising.

4.7 Indemnification.

(a) Indemnification

(i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser and its officers, directors, agents, employees and affiliates, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a “Control Person”) and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

(ii) The Purchaser shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

(b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

(c) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

4.8 Notice and Consultation Before Securities Issuances.. Until such time as Purchaser shall have converted all of the Shares in a Private Placement Offering of NEWCO common stock in the aggregate amount of no less than three million dollars ($3,000,000), by NEWCO, the Company shall not offer or issue any equity, equity equivalent security or debt with a floating conversion price, or any equity lines of credit (the “New Securities”), without first giving thirty (30) days notice thereof to the Purchaser and thereafter consulting in good faith with the Purchaser concerning such issuance. After such consultation between the Company and the Purchaser, the Company may offer or sell the New Securities on such terms and conditions as the Company deems appropriate.

4.9 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Shares otherwise required under this Agreement or the Articles of Amendment, would be prohibited by the relevant provisions of Indiana law, such redemption shall be effected as soon as it is permitted under such law.

4.10 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of the Shares otherwise required under this Agreement or the Articles of Amendment, would be prohibited in the absence of consent from any lender to the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Nothing contained in this Section 4.10 shall be construed as a waiver by the Purchaser of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

4.11 Conversion Procedures. The Articles of Amendment sets forth the procedures, including the forms of Notice of Conversion to be provided upon conversion and such other information and instructions as may be reasonably necessary to enable the Purchaser or its permitted transferee(s) to exercise the right of conversion smoothly and expeditiously.

SECTION V

EVENT OF DEFAULT, LEGAL FEES AND DEFAULT INTEREST RATE

(a) In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney’s fees, accountant’s fees, appraiser’s fees and investigative fees) incurred by the other party in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of ten percent (10%) per annum, compounded annually.

(b) Whenever the Company is obligated to purchase or redeem the Purchaser’s Shares under any provision of this Agreement or the Articles of Amendment, and the Redemption Price is not paid to the Purchaser by the tenth (10th) day after the Redemption Price is due and payable to the Purchaser, the Company shall thereafter pay interest to the Purchaser on the unpaid portion of the Redemption Price at the rate of ten percent (10%) per annum, until the Redemption Price is paid in full.

(c) “Event of Default”, wherever used herein, means the occurrence of any one of the following events prior to the conversion of Purchaser’s Shares into shares of common stock of NEWCO:

(i) the Company shall fail to observe or perform any material covenant, agreement or warranty contained in Articles of Amendment, and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given by Purchaser;

(ii) the occurrence of any material breach or event of default by the Company under the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

(iii) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

SECTION VI

MISCELLANEOUS

6.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Shares, (B) the exemption from registration of the Shares for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdictions, and (C) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Company.

6.2 Entire Agreement. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Magnetech Industrial Services, Inc
1125 S. Walnut Street
South Bend, IN 46619
Attn: John A. Martell, President and CEO
Tel: (574) 234-8131
Fax: (574) 232-7648

With copies to:	Barnes & Thornburg
600 1st Source Bank Building
100 N. Michigan St.
South Bend, IN 46601
Attn: Richard L. Mintz, Esq.
Tel: (574) 233-1171
Fax: (574) 237-1125

If to the Purchaser	See Schedule 1 attached hereto

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 6.3.

6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforce-ment of any such waiver is sought. No waiver of any default with respect to any provision, condition or require-ment of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of Indiana. The parties hereto agree that the internal laws of the State of Indiana shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state courts of St. Joseph County, Indiana or the federal courts situate in the Northern District of Indiana. Service of process in any action by the Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

6.9 Survival. The representa-tions and warranties of the Company and the Purchaser contained in Section III and the agreements and covenants of the parties contained in Section IV and this Section VI shall survive the Closing.

6.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Limitation of Remedies. Notwithstanding anything to the contrary contained in this Agreement, with respect to claims by the Company or any person acting by or through the Company, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Company:

Magnetech Industrial Services, Inc

By:	/s/ John A. Martell
Name:	John A. Martell
Title:	President & CEO

Purchaser:

By:
Name:
Title:

Exhibit A

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
MAGNETECH INDUSTRIAL SERVICES, INC.

1. NAME. The name of the corporation is MAGNETECH INDUSTRIAL SERVICES, INC. (the "Corporation").

2. TEXT OF AMENDMENT. Article VI of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE VI
Authorized Shares of Stock

Section 1. Number of Shares. The Corporation is authorized to issue a total of 1,010,000 shares of stock, divided into the following classes: (a) 10,000 shares of Common Stock, with no par value; and (b) 1,000,000 shares of Preferred Stock.

Section 2. Terms of Common Stock. The Common Stock shall have the following rights, restrictions, limitations and preferences:

(a). No Preference. None of the shares of Common Stock shall be entitled to any preference, and each share of Common Stock shall be equal to every other share of Common Stock in every respect.

(b). Dividends. After payment or declaration of all dividends on any shares having a priority over the Common Stock as to dividends, dividends on the shares of Common Stock may be declared and paid, but only when and as determined by the Board of Directors. Shares of Common Stock shall share equally as to any dividends declared.

(c). Rights on Liquidation. On any liquidation, dissolution or winding up of the Corporation, after there shall have paid to or set aside for the holders of any shares having priority over the Common Stock the full preferential amounts, if any, to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to holders of its capital stock in accordance with Section 4(f)(ii).

(d). Voting. Each shareholder of Common Stock shall have the right to one (1) vote for each share of Common Stock standing in his or her name on the books of the Corporation on each matter submitted to a vote at any meeting of the shareholders.

Section 3. Terms of Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation (“Articles”) may be issued from time to time in one or more series. Seven Hundred Fifty Thousand (750,000) shares of the

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Preferred Stock shall be designated as Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) and the stated value of the Series A Preferred Stock shall be U.S. $1 per share (the “Stated Value”). The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are set forth in Section 4 of this Article VI. Subject to compliance with any applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in these Articles, as the same may be amended from time to time (“Protective Provisions”), the Board of Directors is authorized to provide for the issuance of additional shares of Preferred Stock in series by filing an amendment to the Articles pursuant to the applicable law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Section 4. Terms of Series A Preferred Stock. The Series A Preferred Stock shall have the rights, restrictions, limitations and preferences set forth in this Section 4.

(a). Certain Definitions. For purposes of this Section 4, the following terms have the meanings specified or referred to in this Section 4(a):

(i). “Change of Control” means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding Common Stock f the Corporation.

(ii). “NewCo Common Stock” means the common stock of NewCo.

(iii). “Issuance Date” means the date of the Closing under the Convertible Preferred Stock Purchase Agreement with respect to the initial issuance of the Series A Preferred Stock.

(iv). “NewCo”means an entity to be formed by the Corporation or the holders of the Common Stock of the Corporation to acquire all of the issued and outstanding Common Stock of the Corporation.

(v). “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(vi). “Purchase Agreement” means the Convertible Redeemable Preferred Stock Purchase Agreement dated February __, 2004, by and between the Corporation and the purchasers set forth in Schedule 1 thereto (the “Purchaser”).

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(b). Dividends. The holder or holders of the shares of Series A Preferred Stock as they appear on the stock records of the Corporation (“Holder” or “Holders”) shall not be entitled to receive any dividends.

(c).  Conversion.

(i). The entire amount of issued and outstanding shares of Series A Preferred Stock shall be convertible into shares of NewCo Common Stock upon the completion of a Private Placement Offering by NewCo of NewCo Common Stock in the aggregate amount of no less than three million dollars ($3,000,000) (the “PPO”). Any conversion under this Section 3(c)(i) shall entitle a Holder to receive 6.333333 shares of NewCo Common Stock for each share of Series A Preferred Stock (the “Conversion Price”). Upon the entire conversion of the Series A Preferred Stock, the Series A Preferred Stock shall be returned to the Corporation for cancellation.

(ii). The Conversion Date shall be the date of completion of the PPO, as advised to the Corporation by the placement agent. Within 10 business days of the Conversion Date, the Holders of Series A Preferred Stock agree to convert their shares of Series A Preferred Stock into shares of NewCo Common Stock. Each Holder shall surrender the certificate or certificates for the shares of Series A Preferred Stock owned by such Holder at the office of the Corporation’s transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written acceptance that such Holder agrees to convert all of his or her shares of the Series A Preferred Stock represented by such certificate or certificates. The Holder shall effect conversion by sending the form of conversion notice attached hereto as Appendix I (the “Notice of Conversion”). If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The Corporation, as soon as practicable after the Conversion Date, shall cause to be issued and delivered at such office to such Holder, a certificate or certificates for the number of shares of NewCo Common Stock to which such Holder shall be entitled. No fractional shares of NewCo Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Corporation shall cause the elimination of such fractional share interest by causing to be issued to Holder an additional full share of NewCo Common Stock.

Not later than ten (10) business days after the Corporation’s receipt of the Notice of Conversion, the Corporation will cause NewCo to deliver to the Holder a certificate or certificates representing the number of shares of

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NewCo Common Stock being acquired upon the conversion of the Series A Preferred Stock provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of NewCo Common Stock issuable upon conversion of any Series A Preferred Stock until the shares or the Series A Preferred Stock are either delivered for conversion to the Corporation or any transfer agent for the Series A Preferred Stock or NewCo Common Stock, or the Holder notifies the Corporation that such Series A Preferred Stock have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Corporation to indemnify the Corporation and NewCo from any loss incurred by it in connection therewith.

(iii). In case of any reclassification of the Common Stock that would modify or invalidate the rights and preferences of the Series A Preferred Stock as provided in this Section 4, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, all of the issued and outstanding shares of Series A Preferred Stock shall be converted into an amount of shares of Common Stock of the Corporation equal to four and three-fourths percent (4.75%) of the total issued and outstanding Common Stock of the Corporation after such conversion. The conversion of the Series A Preferred Stock shall be deemed to occur immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. Upon the conversion of the Series A Preferred Stock, the Holders shall return all of the Series A Preferred Stock to the Corporation for cancellation.

(iv). If at any time conditions shall arise by reason of action or inaction taken by the Corporation which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders of Series A Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Corporation’s capital stock), the Corporation shall, at least thirty (30) calendar days prior to the effective date of such action, mail a written notice to each Holder of Series A Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holders, and an appraiser selected by the Holders of majority of the outstanding Series A Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Article VI), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Series A Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve, without diluting, the rights of the Holders of Series A Preferred Stock; provided, however, that the Corporation, after receipt of the

4

determination by such appraiser, shall have the right to select an additional appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price.

(v). The Corporation covenants that it will cause NewCo, at the time of its incorporation, to reserve and keep available out of the authorized and unissued NewCo Common Stock, solely for the purpose of issuance upon conversion of Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Stock, such number of shares of NewCo Common Stock as shall be issuable upon the conversion of the aggregate Stated Value of all outstanding Series A Preferred Stock. The Corporation covenants that all shares of NewCo Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(vi). The issuance of certificates for shares of NewCo Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that neither the Corporation nor NewCo shall be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and neither the Corporation nor NewCo shall be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(d). Mandatory Redemption.

(i). If the Corporation has not completed a PPO within one (1) year from the Issuance Date of the Series A Preferred Stock, the Corporation shall redeem all of the Series A Preferred Stock owned by each Holder at a price equal pay to the Stated Value per share for any and all shares of such Series A Preferred Stock, plus interest on such amount at an annual rate of five and three eighths percent (5.3/8%) from the Issuance Date to the date of the redemption of the such Series A Preferred Stock under this Section 4(d)(i), and (b) convert each Holder’s portion of the Series A Preferred Stock into NewCo Common Stock at a rate of

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1.333333 shares of NewCo Common Stock for each share of Series A Preferred Stock (the “Redemption Price”). The balance of Series A Preferred Stock not converted into NewCo Common Stock under this Section 4(d)(i) shall be returned to the Corporation for cancellation by NewCo. The Corporation is not obligated to provide for redemption of the Series A Preferred Stock through a sinking fund.

(ii). Shares of Series A Preferred Stock which have been redeemed or converted shall be deemed retired and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series A Preferred Stock.

(iii). No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

(iv). If any redemption shall at any time be prohibited by any applicable law, the same shall be deferred until such time as the redemption can occur in full compliance with such law.

(v). In the event the Corporation shall redeem shares of Series A Preferred Stock as provided herein, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than thirty (30) business days prior to the date fixed by the Board for redemption to each holder of Series A Preferred Stock at the address that appears on the Corporation’s stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the Holder to whom the Corporation has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Redemption Price; and (iv) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for payment. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price or NewCo Common Stock with respect to converted Series A Preferred Stock). Upon surrender of the certificates for Series A Preferred Stock accompanied by appropriate

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stock powers, the shares shall be redeemed by the Corporation at the Redemption Price.

(vi). Whenever the Corporation is obligated to redeem a Holder’s Series A Preferred Stock, and the Redemption Price is not paid to the Holder by the tenth (10th) business day after the Redemption Price is due and payable to such Holder, the Corporation shall thereafter pay interest to such Holder on the unpaid portion of the Redemption Price at the rate of ten percent (10%) per annum, until the Redemption Price is paid in full.

(vii). If any shares of Series A Preferred Stock are converted pursuant to this Article VI, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

(viii). Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock certificate(s), the Corporation shall execute and deliver new Series A Preferred Stock certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series A Preferred Stock certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

(ix). The remedies provided in this Section 4 shall be cumulative and in addition to all other remedies available under these Articles, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Section 4. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(e). Rank. The Series A Preferred Stock shall, as to redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation’s Common Stock;

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(ii) prior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Series A Preferred Stock (“Junior Securities”); (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks senior to the Series A Preferred Stock (“Senior Securities”); and (iv) pari passu with any other series of preferred stock of the Corporation hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks on a parity (“Pari Passu Securities”) with the Series A Preferred Stock.

(f). Liquidation Preference.

(i). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other Junior Shares, an amount equal to $1 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Common Stock shall constitute Junior Shares hereunder.

(ii). After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

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(g). Voting Rights. The Holders of the Series A Preferred Stock have no voting power whatsoever. To the extent that under Indiana law, the vote of the Holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock (except as otherwise may be required under Indiana law) shall constitute the approval of such action by the class. Prompt notice of any such action without a meeting by less than unanimous written consent shall be given to those shareholder who did not consent in writing and who would have been entitled to notice of a meeting if the record date for the meeting was the date on which the first shareholder’s signed consent was delivered to the Corporation. Except to the extent required by Indiana law, no prior notice of a proposed action by less than unanimous written consent must be provided.

3. BOARD ACTION. The Board of Directors of the Corporation unanimously approved these Articles of Amendment pursuant to unanimous written consent resolutions executed on February 18, 2004 and directed that the Articles of Amendment be submitted to a vote of the shareholders of the Corporation.

4. SHAREHOLDER ACTION. On February 18, 2004, these Articles of Amendment were approved by the unanimous written consent of the sole shareholder of the Corporation.

IN WITNESS WHEREOF, the undersigned executes these Articles of Amendment to the Articles of Incorporation of the Corporation and certifies to the truth of the facts herein stated this 18th day of February, 2004.

MAGNETECH INDUSTRIAL SERVICES, INC.

By:
John A. Martell, President

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APPENDIX I

NOTICE OF CONVERSION
AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Series A Preferred Stock of Magnetech Industrial Services, Inc.)

The undersigned hereby irrevocably elects to convert the Series A Preferred Stock into shares of NewCo Common Stock, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.

Conversion calculations:
Date to Effect Conversion

Number of Series A Preferred shares to be Converted

Number of NewCo Common Stock Shares to be Issued Upon Conversion

Signature

Name

Address

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Schedule 1

Purchaser(s)

MAGNETECH INDUSTRIAL SERVICES, INC.
Private Placement of Convertible Redeemable Preferred Stock

Name	Issue Date	No. of Shares

Dr. Domenic Strazzulla	2/26/2004	50,000
Jody Nelson	2/26/2004	75,000
David L. Cohen	2/26/2004	100,000
William Sybesma	2/26/2004	50,000
Dr. Frank Lake, III	2/26/2004	50,000
Jay Shrager & Carole Shrager JTWROS	2/26/2004	50,000
RS & VS Ltd.	2/26/2004	100,000
Michael Goldfarb	2/26/2004	50,000
Matthew A. Dancy	2/26/2004	25,000
David Dercher	2/26/2004	50,000
Greenfield Plumbing & Heating	2/26/2004	25,000
Robert C. Ingram, III	2/26/2004	50,000
Fredrick B. Epstein	2/26/2004	50,000
Roger Stacey	2/26/2004	25,000

TOTAL		750,000

Schedule 1.1

Disclosure Documents

None, other than this Agreement.

Schedule 3.1(a)

Subsidiaries

Martell Electric LLC

Schedule 3.1(c)

Capitalization and Registration Rights

As of the date hereof, the Company is authorized to issues one thousand (1,000) shares of common stock with no par value.

Schedule 3.1(e)

Conflicts

None.

Schedule 3.1(f)

Consents and Approvals

None.

Schedule 3.1(g)

Litigation

None.

Schedule 3.1(h)

Defaults and Violations

None.